Exhibit 99.1


Candie's Inc. Reports Second Quarter Net Income of $518,000 Versus Loss of $3.8 Million in Prior Year

NEW YORK--(BUSINESS WIRE)--Sept. 9, 2004--Candie's Inc. (NASDAQ: CAND):

    --  EPS $0.02 versus loss of $0.15 in prior year quarter

    --  Licensing SG&A expenses reduced from $6.4 million to $1.9 million.

Candie's Inc. (NASDAQ: CAND) (the "Company") today announced its results for the second quarter and six months ended July 31, 2004 of its fiscal year ending January 31, 2005. The Company reported consolidated net income of $518,000 for the quarter or $0.02 per diluted share, as compared to a loss of $3.8 million or $0.15 per diluted share for the prior year quarter. Licensing income for the quarter increased to $2.1 million from $1.8 million in the prior year quarter and SG&A expenses in the licensing segment decreased by 70.8 % from $6.4 million to $1.9 million.

As previously announced, as of the end of Fiscal 2004, the Company completed the transition of its wholesale and retail footwear business to the new licensing model. The Company is in the process of transitioning its jeanswear operations to TKO Apparel Licensing, Inc, which is the new licensee for BONGO(R) jeans and which will also purchase the Company's wholly-owned jeanswear subsidiary, Unzipped Apparel, LLC ("Unzipped") for a purchase price to be based on the tangible net worth of Unzipped at the time of closing. The jeanswear license will begin generating licensing income as of the third quarter of this fiscal year. Chairman and CEO Neil Cole said "We are definitely moving in the right direction. Looking ahead, the conversion of BONGO jeanswear to a license, along with the CANDIE'S(R) footwear license, will generate additional royalties and profits and eliminate jeanswear SG&A expenses. We are pleased with the continuing popularity of our powerful BONGO and CANDIE'S brands and look forward to increased income and profitability as we move into next year."

For the six months ended July 31, 2004 the Company reported consolidated net income of $551,000 versus a loss of $3.0 million in the prior year six month period. Licensing income increased over 30% to $4.0 million from $3.0 million in the comparable prior year period and SG&A expenses in the licensing segment decreased by 71.7% from $13.8 million to $3.9 million.

The six month results reflect an increase of $5.5 million in sales and cost of sales in the first quarter ended April 30, 2004 from the Company's Bright Star subsidiary to recognize, as gross sales, certain revenues previously recorded as net sales. This change will be reported in an amended 10Q filing for the quarter ended April 30, 2004. This reclassification does not affect the previously reported gross profit, operating income, net income or earnings per share.

Shareholders are invited to listen to the conference call scheduled for today at 10:00 AM Eastern Daylight Time. The call will be webcast live via the Internet and can be accessed by logging on to www.candiesinc.com and clicking on the "Live Webcast" link on the "Investor's Overview" page. The call will be archived on the web and a replay can also be accessed via telephone by dialing (888) 286-8010 and will be available through September 17, 2004.

About Candie's, Inc.

Candie's, Inc. is in the business of licensing the CANDIE'S and BONGO trademarks on a variety of young women's footwear, apparel and fashion products, and is a leading designer, distributor and marketer of jeanswear under the BONGO brand through its wholly owned subsidiary, Unzipped Apparel, LLC. Through its wholly owned subsidiary Brightstar Footwear, Inc., the Company also arranges for the manufacture of footwear products for mass market and discount retailers under the private label brand of the retailer. For investor information please visit the corporate web site at http://www.candiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements that are not historical facts contained in this press release are forward looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of the Company, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, but are not limited to, uncertainty regarding the results of the Company's decision to license its footwear business, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to the Company's dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which the Company operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in the Company's SEC filings. The words "believe",
"anticipate," "expect", "confident", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made.

Candie's, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations
(Unaudited)

                               Three Months Ended     Six Months Ended
                                    July 31,              July 31,
                             ---------------------- ------------------
                                2004        2003      2004      2003
                               (000's omitted, except per share data)

Net sales                    $26,590     $40,214    $43,879   $81,077
Licensing income               2,084       1,841      4,020     3,019
                            ---------   ---------  ---------  --------

Net revenues                  28,674      42,055     47,899    84,096
Cost of goods sold            22,780      32,986     37,063    63,133
                            ---------   ---------  ---------  --------
Gross profit                   5,894       9,069     10,836    20,963

Operating expenses:
Selling, general and
 administrative expenses       4,636       9,556      8,750    19,417
Special charges                    -       2,450         99     2,884
                            ---------   ---------  ---------  --------
                               4,636      12,006      8,849    22,307
                            ---------   ---------  ---------  --------

Operating income (loss)        1,258      (2,937)     1,987    (1,338)

Other expenses:
Interest expense                 740         843      1,436     1,716
Equity income in joint venture     -           -          -         -
                            ---------   ---------  ---------  --------
                                 740         843      1,436     1,716
                            ---------   ---------  ---------  --------
Income (loss) before
 income taxes                    518      (3,780)       551    (3,054)

Income tax benefit                 -           -          -         -
                            ---------   ---------  --------- ---------
Net income (loss)            $   518     $(3,780)   $   551  $ (3,054)
                            =========   =========  ========= =========

Earnings (loss) per common share:
         Basic               $  0.02     $ (0.15)   $  0.02  $  (0.12)
                            =========   =========  ========= =========
         Diluted             $  0.02     $ (0.15)   $  0.02  $  (0.12)
                            =========   =========  ========= =========
Weighted average number of common shares outstanding:
         Basic                26,602      25,068     26,315    25,042
                            =========   =========  ========= =========
         Diluted              27,735      25,068     27,322    25,042
                            =========   =========  ========= =========

Selected Balance Sheet Data:
                           07/31/2004    01/31/2004
Current Assets                25,489      25,655
Total Assets                  74,414      74,845
Current Liabilities           26,243      29,905
Shareholders' Equity          22,231      18,868

CONTACT: Candie's Inc.
Richard Danderline, 212-730-0030
SOURCE: Candie's Inc.